EXHIBIT 10.3

             FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this "First Amendment") by and between Nextel Communications, Inc., a Delaware corporation (the "Company") and Barry J. West (the "Executive"), effective as of April 1, 2004, is made and entered into as of July 25, 2006 (the "Revised Effective Date").

                                   WITNESSETH:

     WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of April 1, 2004 (the "Original Agreement");

     WHEREAS, under the terms of that certain Agreement and Plan of Merger entered into December 15, 2004 (the "Merger Agreement"), the Company merged with and into a subsidiary of Sprint Corporation (the "Merger"), and as of the Effective Time, Sprint Corporation became known as Sprint Nextel Corporation ("Sprint Nextel");

     WHEREAS, the Merger constituted a Change of Control for purposes of the Company's Change of Control Retention Bonus and Severance Pay Plan ("Change of Control Plan") and Amended and Restated Incentive Equity Plan ("Incentive Equity Plan");

     WHEREAS, pursuant to the terms of the Change of Control Plan, the Executive is eligible to terminate employment for Good Reason (as defined in the Change of Control Plan) during the Severance Period (as defined in the Change of Control
Plan);

     WHEREAS, the Executive agrees to continue to be employed and the Company agrees to continue to employ the Executive pursuant to the terms of the Original Agreement, as amended by this First Amendment;

     WHEREAS, the Company and the Executive agree that for purposes of the Change of Control Plan, the Executive's Severance Period shall be extended until February 28, 2007 and for purposes of the Incentive Equity Plan, the Executive's Accelerated Vesting Period (as defined in the Incentive Equity Plan) shall be extended until February 28, 2007;

     WHEREAS, the Company and the Executive agree that the Executive's right to terminate his employment with the Company for Good Reason under Section 3(h)
(iii) of the Change of Control Plan and Section 2(v)(iii) of the Incentive Equity Plan shall be extended until February 28, 2007; and

     WHEREAS, pursuant to Section 26 of the Original Agreement, the Company and the Executive wish to amend the Original Agreement, effective as of the Revised Effective Date, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Company and the Executive agree as follows:

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                                       I.

     Effective as of the Revised Effective Date, pursuant to Section 26 of the Original Agreement, the Executive and the Company agree to amend the Original Agreement as provided below.

                                       II.

     Section 3(a) is hereby amended and restated in its entirety as follows:

          The Executive shall continue to serve as the Chief Technology Officer of Sprint Nextel, or in such other capacity to which Executive may be appointed, until the expiration of the Employment Term. The Executive shall perform such duties as may be assigned to the Executive from time to time by the Chief Executive Officer of the Company (the "Chief Executive Officer") or such other officer of the Company as may be designated by the Chief Executive Officer. For purposes of this Agreement, "Board" means the Board of Directors of the Company. For purposes of this Agreement, "Subsidiary" shall mean any entity, corporation, partnership (general or limited), limited liability company, entity, firm, business organization, enterprise, association or joint venture in which the Company directly or indirectly controls ten percent (10%) or more of the voting interest.

                                      III.

     The portion of Section 11 preceding subparagraph (a) is hereby amended and restated in its entirety as follows:

          11. Non-Competition. In consideration of the Company and the Executive entering into the Agreement, as amended by this First Amendment, and in particular, the awards of Deferred Shares under Section 4(c)(ii), the payments to be made under the Original Agreement, as amended by this First Amendment, and the modified vesting provided for under
          Section VI of this First Amendment, for a period commencing on the Revised Effective Date and ending on February 28, 2008:

                                       IV.

     The following is added as a new Section 29 of the Agreement:

          29. Application of Code Section 409A. This Agreement is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. The timing of all payments provided in this Agreement, as modified by this First Amendment, are therefore subject to the requirements of Section 409A of the Code and other provisions of the Code and the implementing regulations of the Code. Notwithstanding the foregoing, no particular tax result for the Executive with respect to any income recognized by the Executive in connection with the Agreement is guaranteed, and the Executive shall be responsible for any taxes, penalties and interest imposed on him under or as a result of Section 409A of the Code in connection with the Agreement.

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                                       V.

     The following is added as a new Section 30 of the Agreement:

          30. Application of Code Section 280G. Notwithstanding anything in this Agreement or Change of Control Plan to the contrary, Section 5(d) of the Change of Control Plan (the "280G Protection Provision") will apply to the terms and conditions of this Agreement during the Employment Term; provided, however, that for purposes of determining whether the Executive would be subject to the excise tax imposed by
          Section 4999 of the Code (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or related interest or penalties as provided in the 280G Protection Provision, this Section 30 and the 280G Protection Provision will only apply to any such tax, interest or penalties that may arise by reason of the Merger being considered "contingent on a change in ownership or control" of the Company of and will not apply to any other "change in ownership or control" of Sprint Nextel within the meaning of Section 280G of the Code (or any successor provision thereto).

                                       VI.

     The Company hereby amends the vesting provisions of the (i) special recognition award of deferred shares pursuant to the Executive's Deferred Shares Agreement - Recognition Award dated February 24, 2005 (the "Special Recognition Award"), and (ii) entire 2006 equity award (including the award of options granted to the Executive on February 7, 2006 and restricted stock units granted to the Executive on June 12, 2006) (the "2006 Award") to provide that each award will vest 100 percent on February 28, 2007 (the "Special Accelerated Vesting") to the extent the Executive is employed on such date or otherwise entitled to vesting pursuant to the Section 9(b) of the Original Agreement. The Executive will not be entitled to the Special Accelerated Vesting to the extent he terminates employment prior to February 28, 2007 for any reason other than Good Reason.

                                      VII.

     Notwithstanding anything in this Agreement, the Change of Control Plan or the Incentive Equity Plan to the contrary, (a) for purposes of the Change of Control Plan, the Executive's Severance Period shall be extended until February 28, 2007, (b) for purposes of the Incentive Equity Plan, the Executive's Accelerated Vesting Period (as defined in the Incentive Equity Plan) shall be extended until February 28, 2007, and (c) the Executive's right to terminate his employment with the Company for Good Reason under Section 3(h)(iii) of the Change of Control Plan and Section 2(v)(iii) of the Incentive Equity Plan shall be extended until February 28, 2007; provided, however, that to the extent the Executive terminates his employment for Good Reason as provided in this Section VII of this First Amendment prior to February 28, 2007, the Executive will not be entitled to any accelerated vesting of his Special Recognition Award or his 2006 Award. For the avoidance of any doubt, to the extent that the Executive is terminated by the Company without Cause on or prior to February 28, 2007, the Executive will be entitled to the

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same severance benefits provided in this Section VII and in Section 9(b) of the
Original Agreement as though the Executive had terminated his employment for Good Reason on February 28, 2007; and provided, further, that the Executive would be subject to the covenant of non-competition set forth in Section 11 of the Original Agreement, as modified by Section III hereof.

                                      VIII.

     Except as specifically amended herein, the Agreement shall remain unchanged, and as amended herein, shall continue in full force and effect until the expiration of the Employment Term pursuant to Section 2 of the Original Agreement, as amended by this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this First Amendment, as of the day and year first written above.


                                Sprint Nextel Corporation

                                By: /s/ Gary D. Forsee
                                    Gary D. Forsee
                                    Chief Executive Officer




                                    /s/ Barry J. West
                                    Barry J. West


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